news release

GoDaddy Reports Second Quarter 2022 Financial Results
Revenue up 9% year-over-year; Net Income up 93% year-over-year;
Normalized EBITDA up 30% year-over-year
GoDaddy buys back $1 billion of shares year-to-date

TEMPE, Ariz., August 3, 2022 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the second quarter ended June 30, 2022.

“GoDaddy's strong second quarter results reflect our focus on achieving the strategic initiatives and financial targets we laid out at our Investor Day earlier this year,” said GoDaddy CEO Aman Bhutani. “We continue to adapt to the challenging macroeconomic environment, including using success-based marketing spend to drive demand where we see opportunity and investing in technology and development to drive future growth.”

"GoDaddy's durable top-line growth, profitability at scale and robust cash flow continue to shine in our second quarter financial results as evidenced by solid revenue growth with margin expansion.” said GoDaddy CFO Mark McCaffrey. “Along with returning $1 billion in cash to shareholders year-to-date through our share buyback program, we are actively managing investments and expenses to deliver short-term performance while keeping our eye on achieving our committed long-term goals."

Consolidated Second Quarter Financial Highlights

	Three Months Ended June 30,				Six Months Ended June 30,
	2022	2021	Change	Constant Currency	2022	2021	Change

	(dollars in millions)
GAAP Results:
Total Revenue	$1,015.5	$931.3	9.0%	10.1%	$2,018.2	$1,832.4	10.1%
Applications & commerce revenue	$317.2	$276.2	14.8%		$620.3	$538.2	15.3%
Core platform revenue	$698.3	$655.1	6.6%		$1,397.9	$1,294.2	8.0%
International revenue	$330.8	$317.2	4.3%	7.4%	$660.6	$620.3	6.5%
Net cash provided by operating activities	$250.9	$209.4	19.8%		$501.8	$430.7	16.5%
Net income	$90.5	$46.9	93.0%		$159.1	$57.7	175.7%
Non-GAAP Results:
Normalized EBITDA (NEBITDA)	$258.4	$198.3	30.3%		$484.3	$390.5	24.0%
Applications & commerce NEBITDA	$131.8	$108.3	21.7%		$251.6	$209.2	20.3%
Core platform NEBITDA	$198.4	$158.2	25.4%		$376.8	$307.8	22.4%
Unlevered free cash flow	$274.3	$237.0	15.7%		$561.1	$505.3	11.0%
Operating Metric:
Total bookings	$1,118.9	$1,054.8	6.1%	7.7%	$2,275.2	$2,143.5	6.1%

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Business Highlights
•Annualized recurring revenue (ARR) for applications and commerce grew 12% year-over-year to $1.2 billion in the second quarter of 2022.
•ARR for core platform grew 5% year-over-year to $2.3 billion in the second quarter of 2022.
•GoDaddy drove continued strength in adoption of GoDaddy Payments for eCommerce solutions during the second quarter with 80% of Websites + Marketing commerce customers and 30% of Managed WordPress customers in the WooCommerce tier selecting GoDaddy Payments.
•GoDaddy achieved strong growth in its commerce offerings with gross merchandise volume (GMV) of $28 billion, up 12% year-over-year in the second quarter.
•GoDaddy launched Payable Domains pilot program, with full launch expected in the third quarter. Payable Domains simplifies the online payments process by providing customers a professional branded checkout and allowing them to accept payments without any other subscription.
•GoDaddy continued to innovate and enhance solutions provided to GoDaddy Pros in the second quarter, launching a beta WooSaas online store, offering a solution targeted to larger merchants. This offering simplifies user experience with exclusive functionality as well as premium extensions and features.

Share Repurchase
Year-to-date through the date of this release, GoDaddy repurchased 12.8 million shares of its common stock for an aggregate purchase price of $1 billion, with an average price per share of $78.22. These repurchases represent an approximately 8% reduction in fully diluted shares outstanding.
Balance Sheet
At June 30, 2022, total cash and cash equivalents were $770 million, total debt was $3.905 billion and net debt was $3.135 billion.
Business Outlook
For the third quarter ending September 30, 2022, GoDaddy is targeting total revenue in the range of $1.030 billion to $1.045 billion, representing year-over-year growth of 8% at the midpoint. In the third quarter ending September 30, 2022, GoDaddy expects applications and commerce revenue growth in the range of 13% to 15% and core platform revenue growth in the range of 4% to 6%.
For the third quarter ending September 30, 2022, GoDaddy is targeting normalized EBITDA in the range of $250 million to $260 million, representing year-over-year growth of 12% at the midpoint.
Due to adverse foreign exchange (FX) rate impacts today when compared to rates when GoDaddy first issued its full year revenue guidance in February, the company is revising its targeted range for total revenue in the year ending December 31, 2022. Based on an estimated adverse FX impact of approximately $35 million for the year, GoDaddy now expects total 2022 revenue to be in the range of $4.10 billion to $4.13 billion. This represents year-over-year growth of 8% at the midpoint of the range.
For the full year ending December 31, 2022, GoDaddy expects unlevered free cash flow of approximately $1.1 billion, representing growth of 15% year-over-year, versus $960 million of unlevered free cash flow generated in 2021.
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GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP equivalents because projections of changes in individual balance sheet amounts are not possible without unreasonable effort and presentation of such reconciliations would imply an inappropriate degree of precision. GoDaddy's reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Earnings Webcast
GoDaddy will host a webcast to discuss second quarter 2022 results at 5:00 p.m. Eastern Time on August 3, 2022. To participate in the webcast, please preregister online at https://investors.godaddy.net/investor-relations/overview/default.aspx. A live webcast of the event, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor Relations website at the time of the webcast. Following the event, a recorded replay of the webcast will be available on the website.
GoDaddy uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partner integrations and marketing strategy; future financial results; GoDaddy’s ability to integrate its acquisitions and achieve desired synergies and vertical integration; the impact of the COVID-19 pandemic on our business, customers, employees and third-party partners; and assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal
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developments; intellectual property litigation; developments in the economy, financial markets and credit markets, including as a result of the ongoing COVID-19 pandemic, continued escalation of geopolitical tensions, and increasing interest rates and inflationary pressures; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings is an operating metric representing the total sales of products to customers in a given period, excluding refunds. We believe total bookings provides valuable insight into (i) the performance of our business since we typically collect payment at the time of sale but recognize subscription revenue ratably over the term of our customer contracts and (ii) the effectiveness of our sales efforts since refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management to evaluate our business. We believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of core operating results and permits period-over-period comparisons of our operations. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs and certain other items.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Unlevered free cash flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net debt. We define net debt as total debt less cash and cash equivalents. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Gross merchandise volume (GMV). GMV is an operating metric calculated by annualizing the total quarterly dollar value of orders facilitated by our customers through our Commerce platforms, including shipping and handling, and taxes, and is shown net of discounts, and returns (where visibility exists). While GMV is not indicative of our performance, we believe it is an indicator of the strengths of our products and platforms.
Annualized recurring revenue (ARR). ARR is an operating metric defined as quarterly recurring revenue (QRR) multiplied by four. QRR represents the quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.

About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online and in person. GoDaddy is the place people come to name their idea, build a professional website, attract customers, sell their products and services and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Applications & commerce	$317.2	$276.2	$620.3	$538.2
Core platform	698.3	655.1	1,397.9	1,294.2
Total revenue	1,015.5	931.3	2,018.2	1,832.4
Costs and operating expenses(1)(2)
Cost of revenue (excluding depreciation and amortization)	360.5	332.0	730.7	653.2
Technology and development	198.1	172.0	388.2	358.4
Marketing and advertising	100.7	126.5	217.0	259.2
Customer care	78.9	78.3	156.6	156.9
General and administrative	94.7	84.5	185.3	179.7
Restructuring and other	9.6	—	9.6	—
Depreciation and amortization	48.4	50.0	96.6	99.0
Total costs and operating expenses	890.9	843.3	1,784.0	1,706.4
Operating income	124.6	88.0	234.2	126.0
Interest expense	(34.9)	(32.6)	(68.5)	(61.3)
Other income (expense), net	(1.2)	(0.9)	(2.3)	(0.2)
Income before income taxes	88.5	54.5	163.4	64.5
Benefit (provision) for income taxes	2.0	(7.6)	(4.3)	(6.8)
Net income	90.5	46.9	159.1	57.7
Less: net income attributable to non-controlling interests	0.1	0.1	0.3	0.1
Net income attributable to GoDaddy Inc.	$90.4	$46.8	$158.8	$57.6
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.57	$0.28	$0.98	$0.34
Diluted	$0.56	$0.27	$0.97	$0.33
Weighted-average shares of Class A common stock outstanding:
Basic	159,822	168,204	162,060	168,816
Diluted	161,739	171,129	164,503	172,388
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.4	$0.2	$0.7	$0.4
Technology and development	35.1	27.9	68.0	54.9
Marketing and advertising	7.5	7.0	14.5	13.2
Customer care	5.5	3.7	9.7	6.7
General and administrative	18.2	12.6	35.0	28.8
Total equity-based compensation expense	$66.7	$51.4	$127.9	$104.0

(2) Costs and operating expenses include acquisition-related expenses as follows:
Technology and development	$4.3	$4.5	$8.5	$33.7
Marketing and advertising	0.1	—	0.1	—
Customer care	—	—	0.1	1.4
General and administrative	6.2	4.2	9.6	20.5
Total acquisition-related expenses	$10.6	$8.7	$18.3	$55.6
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$770.4	$1,255.7
Accounts and other receivables	60.5	63.6
Prepaid domain name registry fees	435.7	419.7
Prepaid expenses and other current assets	285.1	150.8
Total current assets	1,551.7	1,889.8
Property and equipment, net	222.3	220.0
Operating lease assets	93.6	109.2
Prepaid domain name registry fees, net of current portion	187.5	181.4
Goodwill	3,466.8	3,540.8
Intangible assets, net	1,298.6	1,384.7
Other assets	83.6	91.2
Total assets	$6,904.1	$7,417.1
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$97.4	$85.2
Accrued expenses and other current liabilities	355.2	437.3
Deferred revenue	1,980.5	1,890.1
Long-term debt	24.5	24.1
Total current liabilities	2,457.6	2,436.7
Deferred revenue, net of current portion	770.7	743.3
Long-term debt, net of current portion	3,848.0	3,858.2
Operating lease liabilities, net of current portion	125.9	142.7
Other long-term liabilities	87.9	77.7
Deferred tax liabilities	59.3	75.3
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,756.3	1,594.7
Accumulated deficit	(2,302.3)	(1,474.6)
Accumulated other comprehensive income (loss)	98.6	(38.6)
Total stockholders' equity (deficit) attributable to GoDaddy Inc.	(447.2)	81.7
Non-controlling interests	1.9	1.5
Total stockholders' equity (deficit)	(445.3)	83.2
Total liabilities and stockholders' equity (deficit)	$6,904.1	$7,417.1

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Six Months Ended June 30,
	2022	2021
Operating activities
Net income	$159.1	$57.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96.6	99.0
Equity-based compensation expense	127.9	104.0
Other	45.8	16.8
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(24.8)	(40.6)
Deferred revenue	127.0	196.4
Other operating assets and liabilities	(29.8)	(2.6)
Net cash provided by operating activities	501.8	430.7
Investing activities
Business acquisitions, net of cash acquired	—	(320.1)
Purchases of property and equipment	(30.2)	(21.1)
Other investing activities	(0.3)	(18.7)
Net cash used in investing activities	(30.5)	(359.9)
Financing activities
Proceeds received from:
Issuance of senior notes	—	800.0
Stock option exercises	13.3	25.8
Issuance of Class A common stock under ESPP	18.4	18.4
Payments made for:
Repurchases of Class A common stock	(967.1)	(275.9)
Repayment of term loans	(16.2)	(16.2)
Other financing obligations	(2.1)	(12.5)
Net cash provided by (used in) financing activities	(953.7)	539.6
Effect of exchange rate changes on cash and cash equivalents	(2.9)	(0.4)
Net increase (decrease) in cash and cash equivalents	(485.3)	610.0
Cash and cash equivalents, beginning of period	1,255.7	765.2
Cash and cash equivalents, end of period	$770.4	$1,375.2

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Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(in millions)
Normalized EBITDA (NEBITDA):
Applications & commerce	$131.8	$108.3	$251.6	$209.2
Core platform	198.4	158.2	376.8	307.8
Corporate overhead and other	(71.8)	(68.2)	(144.1)	(126.5)
Total NEBITDA	258.4	198.3	484.3	390.5
Depreciation and amortization	(48.4)	(50.0)	(96.6)	(99.0)
Equity-based compensation expense	(66.7)	(51.4)	(127.9)	(104.0)
Interest expense, net of interest income	(33.6)	(32.3)	(66.8)	(60.7)
Acquisition-related expenses(1)	(10.6)	(8.7)	(18.3)	(55.6)
Restructuring and other(2)	(10.6)	(1.4)	(11.3)	(6.7)
Income before income taxes	88.5	54.5	163.4	64.5
Benefit (provision) for income taxes	2.0	(7.6)	(4.3)	(6.8)
Net income	$90.5	$46.9	$159.1	$57.7
_______________________________
(1) Includes, for the six months ended June 30, 2021, $29.4 million in compensatory payments expensed in connection with our February 2021 acquisition of Poynt.
(2) Includes lease-related expenses associated with closed facilities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(in millions)
Unlevered free cash flow:
Net cash provided by operating activities	$250.9	$209.4	$501.8	$430.7
Cash paid for interest on long-term debt	31.5	30.7	59.6	45.7
Cash paid for acquisition-related costs(1)	7.4	8.2	25.5	46.9
Capital expenditures	(17.9)	(12.1)	(30.2)	(21.1)
Cash paid for restructuring charges(2)	2.4	0.8	4.4	3.1
Unlevered free cash flow	$274.3	$237.0	$561.1	$505.3
_______________________________
(1) Includes, for the six months ended June 30, 2021, $29.4 million in compensatory payments expensed in connection with our February 2021 acquisition of Poynt.
(2) Includes lease-related payments associated with closed facilities.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

The following table provides a reconciliation of net debt:

June 30, 2022

(in millions)
Net Debt:
Current portion of long-term debt	$24.5
Long-term debt	3,848.0
Unamortized original issue discount and debt issuance costs	32.5
Total debt	3,905.0
Less: cash and cash equivalents	(770.4)
Net debt	$3,134.6

Shares Outstanding
Shares of Class B common stock are not participating securities, and therefore do not have rights to share in our earnings. Total shares of common stock outstanding are as follows:

	June 30,
	2022	2021

	(in thousands)
Shares Outstanding:
Class A common stock	156,545	168,720
Class B common stock	312	379
Total common stock outstanding	156,857	169,099
Effect of dilutive securities(1)	1,605	2,521
Total shares outstanding	158,462	171,620
___________________________________________________________________________________________________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:

Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
pr@godaddy.com

Source: GoDaddy Inc.

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2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net